Exhibit 10.16

ASSIGNMENT AND ASSUMPTION

OF LEASE AND SECURITY DEPOSIT

COPP’S GROCERY STORE AT STEVENS POINT – STEVENS POINT, WISCONSIN

THIS ASSIGNMENT AND ASSUMPTION OF LEASE AND SECURITY DEPOSIT (“Assignment”) is entered into as of the 15th day of December, 2014, by and between KRG STEVENS POINT PINECREST, LLC, a Delaware limited liability company (“Assignor”), and IREIT STEVENS POINT PINECREST, L.L.C., a Delaware limited liability company (“Assignee”). Reference is hereby made to that certain Purchase and Sale Agreement, dated September 16, 2014, by and among Assignor, certain affiliates of Assignor, and Inland Real Estate Income Trust, Inc., a Maryland corporation, as predecessor-in-interest to Assignee (the “Agreement”). Capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Agreement.

1. Property. The “Property” means the real property located in Stevens Point, Wisconsin, commonly known as the Copp’s Grocery Store at Stevens Point, and more particularly described in Exhibit A attached hereto and incorporated herein.

2. Lease. The “Lease” means that lease and any other agreements affecting the Property for the tenant identified in the rent roll attached to this Assignment as Exhibit B.

3. Security Deposit. “Security Deposit” means that certain refundable security deposit held by or for Assignor on account of the tenant under the Lease as such deposit and with respect to which Assignee received a credit at the closing of the transaction with respect to which this Assignment has been executed and delivered.

4. Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, transfers and assigns to Assignee the entire right, title and interest of Assignor in and to the Lease and the Security Deposit, and all of Assignor's right, title and interest in and to all of the Actions (as such term is defined in the Agreement) listed on Exhibit E of the Agreement relating to the Property (subject to any modifications of or supplements to Exhibit E of the Agreement based upon any disclosures provided to Assignee by Assignor since the date of the Agreement), but reserving unto Assignor all uncollected rent attributable to the period prior to the date hereof pursuant to Section 3.4(b)(viii) of the Agreement.

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5. Assumption. Assignee hereby assumes the covenants, agreements and obligations of Assignor as landlord or lessor under the Lease as of the date of this Assignment, and assumes the obligations under the Actions listed on Exhibit E to the Agreement relating to the Property (subject to any modifications of or supplements to Exhibit E of the Agreement based upon any disclosures provided to Assignee by Assignor since the date of the Agreement). Assignee further assumes all liability of Assignor for the proper refund or return of the Security Deposit if, when and as required by the Lease.

6. Attorneys’ Fees. If any action, suit, arbitration or other proceeding is instituted by any party to this Assignment for the purpose of interpreting any of the terms hereof or to prevent or remedy a default hereunder by any other party, the prevailing party shall be reimbursed by the non-prevailing party for all of such prevailing party’s reasonable attorneys’ fees incurred in each and every such action, suit, arbitration or other proceeding, including any and all appeals or petitions therefrom. As used in this paragraph, attorneys’ fees shall be deemed to mean the reasonable, actual costs of any legal services actually performed in connection with the matters involved, calculated on the basis of the usual fee charged by the attorney and any paralegals and legal staff performing such service.

7. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

8. Limited Liability. By accepting this Assignment, but subject to Section 8(e) of the Agreement, Assignee agrees that it will look only to the proceeds of the Property for the performance or liability for nonperformance of any and all obligations of Assignor hereunder, it being expressly understood and agreed that no constituent member, manager or partner in or agent of Assignor, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, representative or agent of any corporation or trust that is or becomes a constituent member in Assignor shall have any personal liability, directly or indirectly, under or in connection with this Assignment, or any amendment or amendments hereto made at any time or times, heretofore or hereafter, and Assignee and its successors and assigns and, without limitation, all other persons and entities, shall look solely to the proceeds of the Property for the payment of any claim or for any performance, and Assignee, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. This Section 8 is subject to, and not in limitation of, the limitations on liability provided in Section 8(e) of the Agreement.

9. Counterparts. This Assignment may be signed in any number of counterparts each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment the day and year first above written.

ASSIGNOR:
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KRG STEVENS POINT PINECREST, LLC, a Delaware limited liability company

	By:		/s/ Daniel R. Sink
Daniel R. Sink, Executive Vice President and Chief Financial Officer

ASSIGNEE:

IREIT STEVENS POINT PINECREST, L.L.C., a Delaware limited liability company

	By:	Inland Real Estate Income Trust, Inc., a Maryland corporation, its sole member

		By:	/s/ David Z. Lichterman

		Name:	David Z. Lichterman

		Title:	Vice President, Treasurer & CAO
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Exhibit A

Legal Description

Lot 1 in Certified Survey Map No. 10205-45-85, as recorded in Volume 45 of Survey Maps, Page 85, as Document No. 765887, being a part of Copps Addition and part of Lot 1 of Certified Survey Map No. 288-1-288, Part of Parcel Lettered "B", all of Parcel Lettered "C", and part of Parcel Lettered "D", Certified Survey Map No. 437-2-97, all of Lot 1 of Certified Survey Map No. 933-3-291, and part of Parcel Lettered "B", all of Parcel Lettered "C", and part of Parcel Lettered "D", Certified Survey Map No. 1452-5-210, all of Lot 2, and part of Lot 3 of Certified Survey Map No. 6752-24-275, and all of Lot 1 of Certified Survey Map No. 7247-26-177, located in the Southeast 1/4 of the Northeast 1/4 of Section 33, Town 24 North, Range 8 East, in the City of Stevens Point, County of Portage, State of Wisconsin.